Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2025 with respect to the financial statements of Firefly Neuroscience, Inc. for the year ended December 31, 2024 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MARCUM CANADA LLP

Marcum Canada LLP Toronto, Ontario May 20, 2025